Exhibit 10.33

REPURCHASE OPTION AGREEMENT

This Repurchase Option Agreement (the "Agreement") is made as of the 31st day of May, 2013 by and between U.S. Rare Earths, Inc. (the “Company”), a Nevada corporation and Geoff Williams (the “Seller”).

WITNESSETH:

WHEAREAS, the Seller is the owner of 500,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”); and

WHEREAS, the Seller desires to grant to the Company a right and option to repurchase up to 500,000 shares of Common Stock owned by the Seller (the “Shares”) at a purchase price of $1.00 per Share (the “Price Per Share”), on and subject to the terms of this Agreement (the “Repurchase Option”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Company and the Seller hereby agree as follows:

1.           Repurchase Option. The Seller hereby irrevocably grants to the Company the right and option (the “Repurchase Option”) to repurchase up to 500,000 Shares at the Price Per Share, in whole or in part, at any time on or before 5:30 pm New York City time on September 30, 2013 (the “Expiration Date”)

2.           Closing. At any time on or after the date hereof and prior to the Expiration Date, the Company shall have the right but not the obligation to repurchase up to 500,000 Shares at the Price Per Share at one or more closings which shall take place electronically at such time as shall be determined by the Company. At least one business day prior to a closing, the Company shall (a) deliver to Manhattan Transfer Registrar Company, as escrow agent (the "Escrow Agent") a notification in writing specifying (i) the number of Shares that it intends to repurchase from the Seller (the "Repurchase Shares"') and (ii) the proposed date of closing, and (b) wire transfer in immediately available funds to an account designated by the Escrow Agent an amount equal to the product of the number of Repurchase Shares multiplied by the Price Per Share (the "Purchase Price”). At each closing upon receipt of written instruction from the Company on or before the Expiration Date, the Escrow Agent shall simultaneously disburse to the Seller by wire transfer in immediately available funds an amount equal to the Purchase Price and deliver to the Company the Repurchase Shares. Upon disbursement to the Seller of the Purchase Price at closing, the Company shall automatically become the legal and beneficial owner of the Purchase Shares and all rights and interests therein or relating thereto.

3.   Escrow of Shares

(a)           To ensure the availability for delivery of the Shares upon repurchase by the Company pursuant to the Company’s Repurchase Option, promptly upon execution of this Agreement, the Seller shall deliver to the Escrow Agent a certificate (or certificates) representing the Shares, along with fully executed stock powers that are medallion guaranteed and duly endorsed in form for transfer to the Company. The Seller shall also promptly deliver to the Escrow Agent any other documents or instruments reasonably requested by the Escrow Agent. The certificates representing the Shares together with the stock powers shall be held by the Escrow Agent in escrow pursuant to the terms of an Escrow Agreement to be entered into simultaneously with the execution of this Agreement in the form attached hereto as Exhibit A.

(b)           Subject to the terms hereof the Seller shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Seller is entitled by reason of the Seller's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Shares" for purposes of this Agreement and the Company's Repurchase Option.

4.           Restrictions on Transfer. Except for the repurchase of Shares as set forth herein, the Seller shall not transfer, assign, sell, convey or otherwise encumber any Shares not released from escrow or agree to any of the foregoing in any way until after the Expiration Date.

5.          Representations of the Seller. The Seller represents to the Company at the  time of execution of this Agreement and at each closing as follows:

(a)           The Seller has all necessary power and authority to enter into and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)           The Seller owns all right, title and interest in and to, and have the right to transfer to the Company, in connection with the Repurchase Option provided for herein, all of the Shares being repurchased by the Company pursuant to the terms of this Agreement, free and clear of all liens, security interests, charges and o t her encumbrances.

(c)           The Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase Option and has had full access to such other information concerning the Repurchase Option and the Company as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase Option. The Seller is an informed and sophisticated party and has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has nor relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement.

(e) The Seller represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(d) The Seller acknowledges and understands that the Company on or around the date of this Agreement or otherwise during the term of the Repurchase Option, may sell shares of Common Stock, or other securities of the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the per share purchase price being paid hereunder by the Company for the Shares. Notwithstanding any such sales, the Seller agrees to accept the Purchase Price as full and fair payment for the Shares to be purchased hereunder.

6.           Representations of the Company. The Company represents to the Seller at  the time of execution of this Agreement and at each closing as follows:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b)           The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement, and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

7.           Adjustment for Stock Split.  All  references  to the  number  of Shares and  the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect  any stock split,  stock dividend or other change in the Shares which may be made by the  Company  after the date of this Agreement.

8.           Miscellaneous. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns. The Seller may not assign this Agreement or any of its rights under this Agreement without the Company's prior written consent. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

U.S Rare Earths, Inc.

By:	/s/ Kevin M. Cassidy
Name: Kevin M. Cassidy
Title: CEO

Seller:

By:	/s/ Geoff Williams
Geoff Williams